Exhibit 99.1

INDEPENDENCE CONTRACT DRILLING, INC. ANNOUNCES THIRD QUARTER RESULTS AND ADDITIONAL NEW BUILD CONTRACTS

HOUSTON, TEXAS, November 10, 2014 / PRNewswire/ – INDEPENDENCE CONTRACT DRILLING, INC. (the “Company”) (NYSE: ICD) today reported financial results for the quarter ended September 30, 2014.

Third Quarter Highlights

•	Net loss of $1.4 million, or $0.07 per share. Excluding IPO related expenses of $0.7 million, or $0.03 per share (net of tax) and non-cash charges of $0.6 million, or $0.03 per share (net of tax) associated with an increase in the estimated fair market value of a warrant issued in March 2012, net loss was $0.3 million, or $0.01 per share.

•	Adjusted EBITDA increased by 29.6% to $5.0 million compared to the second quarter of 2014 and 83.8% compared to the third quarter of 2013.

•	Maintained 100.0% utilization of rigs.

•	Rig operating days increased by 22.5% to 779.1 days compared to the second quarter of 2014 and 68.5% compared to the third quarter of 2013.

•	Margin per day increased by 8.5% to $10,073 compared to the second quarter of 2014 and 11.8% compared to the third quarter of 2013.

•	Completed our tenth ShaleDriller™ rig, which commenced drilling operations in August 2014.

•	Signed a multi-year contract for our 12th ShaleDriller™ rig to be delivered in the first quarter of 2015.

Recent Developments

•	Completed the conversion of one of our 100 Series rigs to a 200 Series Shaledriller™ rig with omni-directional walking capabilities, which recommenced drilling operations in October 2014.

•	Signed new multi-year drilling contracts for our 13th and 14th ShaleDriller™ rigs to be delivered in 2015.

•	Increased commitments under our revolving credit facility from $125.0 million to $155.0 million.

Chief Executive Officer Byron Dunn commented, “I am very pleased with our operating and financial results. We achieved record levels of quarterly revenue, rig level margin and rig activity, and activated an additional ShaleDriller™ rig during the third quarter.”

Quarterly Financial Results

Net loss for the third quarter of 2014 was $1.4 million, or $0.07 per share, compared to net income of $0.6 million, or $0.05 per share, for the quarter ended September 30, 2013. Included in net loss and net income were the following items not related to on-going operations:

•	The current quarter included a non-cash charge of $0.6 million, or $0.03 per share (net of tax), associated with an increase in the estimated fair market value of the warrant issued in March 2012. The third quarter of 2013 included a non-cash gain of $0.4 million, or $0.03 per share (net of tax), associated with a decrease in the estimated fair market value of the warrant.

•	The current quarter included $0.7 million, or $0.03 per share (net of tax), of selling, general and administrative expenses attributable to the Company’s initial public offering.

Excluding these items, net loss was $0.3 million, or $0.01 per share, for the current quarter, compared to net income of $0.2 million, or $0.02 per share, for the third quarter of 2013. Revenues for the current quarter were $19.1 million, compared to $11.6 million for the third quarter of 2013, and Adjusted EBITDA was $5.0 million, compared to $2.7 million for the third quarter of 2013.

Quarterly Operational Results

The Company’s rigs maintained 100.0% utilization and had 779.1 rig operating days compared to 100.0% utilization and 636.1 rig operating days during the second quarter of 2014 and 98.9% utilization and 462.4 rig operating days during the third quarter of 2013. The improvement in rig operating days reflects the addition of ShaleDriller™ rigs to the fleet during both the second and third quarters of 2014.

Revenues increased 30.4%, to $19.1 million, compared to $14.7 million during the second quarter of 2014, and increased 64.8%, compared to $11.6 million, during the third quarter of 2013. On a revenue per operating day basis, revenues were $23,264 per day compared to $22,026 per day during the second quarter of 2014 and $21,447 per day during the third quarter of 2013. The sequential increase in revenue per operating day resulted primarily from increased average day rates during the current quarter as well as strong operational uptime.

Operating expenses increased 28.3%, to $11.9 million, compared to $9.3 million during the second quarter of 2014, and increased 64.5%, compared to $7.2 million, during the third quarter of 2013. On an operating costs per day basis, operating costs were $13,191 per day compared to $12,740 during the second quarter of 2014 and $12,437 during the third quarter of 2013. The increase in operating costs per day compared to prior quarters primarily related to increased operational support personnel added in anticipation of the Company’s planned rig fleet growth as well as higher maintenance and supply costs during the quarter.

Selling, general and administrative expenses increased 74.5%, to $3.6 million, compared to $2.1 million during the second quarter of 2014, and increased 72.7%, compared to $2.1 million, during the third quarter of 2013. Included in selling, general and administrative expenses during the current quarter was $0.7 million of expenses attributable to the Company’s initial public offering. Excluding these expenses, selling, general and administrative expenses, on an adjusted basis, were $2.9 million, including non-cash stock-based compensation expense of $0.8 million. The increase was associated with incremental ongoing public Company related costs following the completion of the Company’s initial public offering in August 2014.

Drilling Operations Update

On October 15, 2014, the Company’s rig that was being fitted with an omni-directional walking system recommenced drilling operations on a multi-year term contract. The Company’s 11th ShaleDriller™ rig is scheduled for completion in December 2014 and is expected to commence drilling operations by the end of the year. The Company’s 12th ShaleDriller™ rig, for which a multi-year term contract was signed during the third quarter of 2014, is expected to be completed and commence drilling operations by the end of the first quarter of 2015. With respect to the recently signed new build contracts for its 13th and 14th ShaleDriller™ rigs, the Company expects that the rigs will be completed and commence drilling operations during the second quarter of 2015.

Capital Expenditures Update

Remaining expenditures for 2014 rig deliveries and rig upgrades should be in the range of $9.0 to $10.0 million. In addition, the Company began ordering long lead time items for five additional rigs to be delivered in 2015, and deposits for such items as of the third quarter of 2014 were approximately $17.0 million.

Conference Call Details

A conference call for investors will be held tomorrow, Tuesday, November 11, 2014, at 11:00 a.m. Central Time (12:00 p.m. Eastern Time) to discuss the Company’s third quarter 2014 results. Hosting the call will be Byron A. Dunn, Chief Executive Officer, and Philip A. Choyce, Senior Vice President and Chief Financial Officer.

The call can be accessed live over the telephone by dialing (877) 870-4263 or for international callers, (412) 317-0790. A replay will be available shortly after the call and can be accessed by dialing (877) 344-7529 or for international callers, (412) 317-0088. The passcode for the replay is 10055085. The replay will be available until November 19, 2014.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the Company’s website at www.icdrilling.com in the Investor Relations section. A replay of the webcast will also be available for approximately 30 days following the call.

About Independence Contract Drilling, Inc.

Independence Contract Drilling was formed in November 2011 and provides land-based contract drilling services for oil and natural gas producers in the United States. The Company constructs, owns and operates a fleet of pad optimal ShaleDriller™ rigs that are specifically engineered and designed to accelerate its clients’ production profiles and cash flows from their most technically demanding and economically impactful oil and gas properties. For more information, visit www.icdrilling.com.

Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of the federal securities laws. Words such as “anticipated,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believes,” “intends,” “objectives,” “projects,” “strategies” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to Independence Contract Drilling’s operations are based on a number of expectations or assumptions which have been used to develop such information and statements but which may prove to be incorrect, including, but not limited to the assumption that the market and services rates for land-based contract drilling services will be consistent with the current environment. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict, and there can be no assurance that actual outcomes and results will not differ materially from those expected by management of Independence Contract Drilling. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the “Risk Factors” section of the registration statement on Form S-1 initially filed by Independence Contract Drilling on June 19, 2014 with the SEC and the information included in subsequent amendments and other filings. These forward-looking statements are based on and include our expectations as of the date hereof. Independence Contract Drilling does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Independence Contract Drilling becomes aware of, after the date hereof.

INDEPENDENCE CONTRACT DRILLING, INC.

Unaudited

(in thousands, except share data)

BALANCE SHEETS

	September 30, 2014	December 31, 2013
Assets
Cash and cash equivalents	$13,173	$2,730
Accounts receivable, net	12,622	9,089
Inventory	1,871	1,128
Vendor advances	23,584	6,168
Prepaid expenses and other current assets	2,937	2,042

Total current assets	54,187	21,157
Property, plant and equipment, net	199,248	129,488
Goodwill	11,007	11,007
Other intangible assets, net	20,304	22,357
Other long-term assets, net	1,701	959

Total assets	$286,447	$184,968

Liabilities and Stockholders’ Equity
Liabilities
Accounts payable	$15,668	$9,061
Accrued liabilities	6,210	4,167
Deferred taxes	149	149
Income taxes payable	—	157

Total current liabilities	22,027	13,534
Long-term debt	—	19,780
Warrant derivative liability	2,420	3,189
Deferred taxes	2,022	3,593

Total liabilities	26,469	40,096

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 100,000,000 shares authorized; 24,656,859 and 12,464,625 issued; 24,572,005 and 12,397,900 outstanding	246	124
Additional paid-in capital	271,386	152,615
Accumulated deficit	(10,683)	(7,121)
Treasury shares, at cost, 84,854 and 66,725 shares	(971)	(746)

Total stockholders’ equity	259,978	144,872

Total liabilities and stockholders’ equity	$286,447	$184,968

INDEPENDENCE CONTRACT DRILLING, INC.

Unaudited

(in thousands, except per share data)

STATEMENTS OF OPERATIONS

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2014	2013	2014	2014	2013
Revenues	$19,123	$11,604	$14,661	$47,333	$29,645
Costs and expenses
Operating costs	11,909	7,239	9,283	29,969	19,963
Selling, general and administrative	3,618	2,095	2,073	7,785	6,183
Depreciation and amortization	4,216	2,511	3,901	11,533	7,002
Asset impairment, net	—	—	(2,038)	2,612	—
(Gain) loss on disposition of assets	52	—	(2)	(139)	(41)

Total cost and expenses	19,795	11,845	13,217	51,760	33,107

Operating income (loss)	(672)	(241)	1,444	(4,427)	(3,462)
Interest expense	(482)	(23)	(598)	(1,474)	(120)
Gain (loss) on warrant derivative	(611)	351	1,377	769	273

Income (loss) before income taxes	(1,765)	87	2,223	(5,132)	(3,309)
Income tax expense (benefit)	(352)	(489)	667	(1,570)	(1,520)

Net income (loss)	$(1,413)	$576	$1,556	$(3,562)	$(1,789)

Earnings (loss) per share:
Basic	$(0.07)	$0.05	$0.13	$(0.24)	$(0.15)

Diluted	$(0.07)	$0.05	$0.13	$(0.24)	$(0.15)

Weighted average number of common shares outstanding:
Basic	19,174	12,180	12,263	14,563	12,179

Diluted	19,174	12,256	12,306	14,563	12,179

INDEPENDENCE CONTRACT DRILLING, INC.

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(in thousands)

STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities
Net loss	$(3,562)	$(1,789)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	11,533	7,002
Asset impairment, net	2,612	—
Stock-based compensation	2,000	1,339
Gain on warrant derivative	(769)	(273)
Gain on disposition of assets	(139)	(41)
Deferred taxes	(1,570)	(1,657)
Amortization of deferred financing costs	508	99
Changes in assets and liabilities
Accounts receivable	(3,533)	(3,148)
Inventory	(1,003)	(348)
Prepaid expenses and other assets	(897)	(465)
Accounts payable and accrued liabilities	5,549	712
Income taxes payable	(165)	137
Related party receivable	—	586

Net cash provided by operating activities	10,564	2,154

Cash flows from investing activities
Purchases of property, plant and equipment	(80,888)	(39,826)
Vendor advances for equipment purchases	(17,025)	(1,627)
Proceeds from insurance claim	2,038	—
Proceeds from the sale of property, plant and equipment	501	275

Net cash used in investing activities	(95,374)	(41,178)

Cash flows from financing activities
Borrowings under credit facility	104,972	10,704
Repayments under credit facility	(124,752)	(5,122)
Repurchase of shares	(225)	—
Initial public offering proceeds, net	116,496	—
Deferred financing costs	(1,238)	(1,109)

Net cash provided by financing activities	95,253	4,473

Net increase (decrease) in cash and cash equivalents	10,443	(34,551)
Cash and cash equivalents
Beginning of period	2,730	37,407

End of period	$13,173	$2,856

Supplemental disclosure of cash flow information
Cash paid during the period for taxes	$168	$—
Cash paid during the period for interest	$1,741	$4

Supplemental disclosure of non-cash investing and financing activity
Stock-based compensation capitalized as property, plant and equipment	$397	$299
Purchases of property plant and equipment in accounts payable	$4,682	$7,069

The following table provides various financial and operational data for the Company’s operations during the three and nine month periods ending September 30, 2014 and September 30, 2013 and the three months ended June 30, 2014. This information contains non-GAAP financial measures of the Company’s operating performance. The Company believes this non-GAAP information is useful because it provides a means to evaluate the operating performance of the Company on an ongoing basis using criteria that are used by our management. Additionally, it highlights operating trends and aids analytical comparisons. However, this information has limitations and should not be used as an alternative to operating income (loss) or cash flow performance measures determined in accordance with GAAP, as this information excludes certain costs that may affect the Company’s operating performance in future periods.

OTHER FINANCIAL & OPERATING DATA

Unaudited

	Three Months Ended			Nine Months Ended
	September 30, 2014	September 30, 2013	June 30, 2014	September 30, 2014	September 30, 2013
Number of completed rigs (end of period) (1)	9	6	8	9	6
Rig operating days (2)	779.1	462.4	636.1	2,022.5	1,209.4
Average number of operating rigs (3)	8.5	5.0	7.0	7.4	4.4
Rig utilization (4)	100.0%	98.9%	100.0%	100.0%	96.1%
Weighted average dayrate (5)	$23,370	$21,826	$22,671	$22,765	$22,018
Average revenue per operating day (6)	$23,264	$21,447	$22,026	$22,167	$21,632
Average cost per operating day (7)	$13,191	$12,437	$12,740	$12,899	$12,922
Average margin per day	$10,073	$9,010	$9,286	$9,268	$8,710

(1)	Number of completed rigs as of September 30, 2014, increased by three compared to the number of completed rigs as of September 30, 2013, reflecting the addition of four newly constructed rigs, offset by the removal of one of our non-walking rigs from our fleet during its upgrade with a new substructure that includes an omni-directional walking system. Number of completed rigs as of September 30, 2014, increased by one compared to the number of completed rigs as of June 30, 2014, reflecting the addition of one newly constructed rig in the third quarter of 2014.
(2)	Rig operating days represent the number of days that our rigs are operating under a contract.
(3)	Average number of operating rigs is calculated by dividing the total number of rig operating days in the period by the total number of calendar days in the period.
(4)	Rig utilization percentage is calculated as the total number of days our drilling rigs are operating under a contract during the applicable period divided by the total number of days our drilling rigs are available during the applicable period.
(5)	Weighted average dayrate represents the average contractual dayrate for our rig fleet weighted by the total number of days the rig operated under contract for the period.
(6)

Average revenue per operating day represents total contract drilling revenues earned during the period divided by total operating days in the period. The following revenues are excluded in calculating average revenue per operating day; (i) revenues associated with reimbursement of out-of-pocket costs paid by customers of $1.0 million, $0.8 million and $0.6 million during the three months ended September 30, 2014 and 2013, and June 30, 2014, respectively, and $2.3 million and $1.4 million during the nine months ended September 30, 2014 and 2013, respectively, and

(ii) direct revenues associated with repair and service and other revenues from third-party drilling contractors of $0.9 million during the three months ended September 30, 2013, and $0.2 million and $2.1 million during the nine months ended September 30, 2014 and 2013, respectively.
(7)	Average cost per operating day represents total operating costs incurred during the period divided by total operating days in the period. The following costs are excluded in calculating average cost per operating day: (i) costs relating to out-of-pocket costs reimbursed by customers of $1.0 million, $0.8 million and $0.6 million during the three months ended September 30, 2014 and 2013, and June 30, 2014, respectively, and $2.3 million and $1.4 million during the nine months ended September 30, 2014 and 2013, respectively, (ii) non-recurring rentals of drilling equipment of $0.5 million during the nine months ended September 30, 2013, (iii) new crew training costs of $0.7 million, $0.2 million and $0.5 million during the three months ended September 30, 2014 and 2013 and June 30, 2014, respectively, and $1.5 million and $1.1 million during the nine months ended September 30, 2014 and 2013, respectively, and (iv) direct operating costs associated with repair and service and other revenues from third-party drilling contractors of $0.5 million during the three months ended September 30, 2013, and $0.1 million and $1.4 million during the nine months ended September 30, 2014 and 2013, respectively.

Non-GAAP Financial Measure

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define “EBITDA” as earnings (or loss) before interest, taxes, depreciation, and amortization, and we define “Adjusted EBITDA” as EBITDA before stock-based compensation, gain/loss on warrant derivative liability and non-cash asset impairments and other one-time non-operating items. Adjusted EBITDA is not a measure of net income as determined by U.S. generally accepted accounting principles (“GAAP”).

Management believes Adjusted EBITDA is useful because it allows our stockholders to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in calculating Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), the most closely comparable financial measure calculated in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as stock-based compensation and the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The following table presents a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income for each of the periods indicated.

	Three Months Ended			Nine Months Ended
	September 30, 2014	September 30, 2013	June 30, 2014	September 30, 2014	September 30, 2013
Net income (loss)	$(1,413)	$576	$1,556	$(3,562)	$(1,789)
Add back:
Income tax provision (benefit)	(352)	(489)	667	(1,570)	(1,520)
Interest expense	482	23	598	1,474	120
Depreciation and amortization	4,216	2,511	3,901	11,533	7,002

EBITDA	2,933	2,621	6,722	7,875	3,813
Stock-based compensation	777	466	574	1,800	1,339
(Gain) loss on warrant derivative liability	611	(351)	(1,377)	(769)	(273)
Asset impairment, net	—	—	(2,038)	2,612	—
IPO related expenses	707	—	—	707	—

Adjusted EBITDA	$5,028	$2,736	$3,881	$12,225	$4,879

INVESTOR CONTACTS:

Independence Contract Drilling, Inc.

Investor Relations Department

E-mail inquiries to: Investor.relations@icdrilling.com

Phone inquiries: (281) 598-1211

SOURCE Independence Contract Drilling, Inc.